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                                                                  EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-2441, 333-15819, 333-22153, 333-31795,
333-07661 and 333-48385) and on Form S-8 (File Nos. 33-41534 and 33-73544) of
ImmunoGen, Inc. (the "Company") of our report dated July 28, 2000, except for Note N as to which the date is September 7, 2000, relating to the Company's financial statements, which appears in this Annual Report on Form 10-K.


                                                      PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 27, 2000